SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported):

July 26, 2006 (July 26, 2006)

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NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-8339	52-1188014
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

Three Commercial Place
Norfolk, Virginia  23510-9241
(Address of principal executive offices)

(757) 629-2680
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Item 2.02       Results of Operations and Financial Condition and
Item 7.01       Regulation FD Disclosure

                      On July 26, 2006, the Registrant issued a Press Release, attached hereto as an Exhibit 99.  The press release, which reports second quarter results, includes non-GAAP financial measures, as defined by SEC Regulation G, in the last sentences of the first and third paragraphs, which are reconciled verbally within the release.  Specifically, the release excludes the effects of Ohio tax legislation and settlements of two coal rate cases from net income and diluted earnings per share for second quarter and first six months of 2005, respectively, for the purposes of comparing it to 2006 second quarter and first six months net income and diluted earnings per share. These measures should be considered in addition to, not as a substitute for, net income and diluted earnings per share reported in accordance with U.S. Generally Accepted Accounting Principles.  Management believes that net income and diluted earnings per share excluding these items may be more indicative of operating results for comparison to prior periods and to other companies, and it intends to use these non-GAAP financial measures for comparison purposes at its analysts' meeting scheduled today and in future comparisons to the second quarter of 2005.

                                                                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                                                       NORFOLK SOUTHERN CORPORATION
                                                                        (Registrant)

                                                                             /s/ Dezora M. Martin

                                                                       _________________________________
                                                                       Name:     Dezora M. Martin
                                                                       Title:        Corporate Secretary

Date:  July 26, 2006

EXHIBIT INDEX

Exhibit
Number          Description

99                    On July 26, 2006, the Registrant issued a Press Release, attached hereto as an Exhibit 99.